As filed with the Securities and Exchange Commission on July 15, 2004
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Phase Forward Incorporated

(Exact name of registrant as specified in its charter)

Delaware	7389	04-3386549
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Phase Forward Incorporated

880 Winter Street
Waltham, Massachusetts 02451
(888) 703-1122
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert K. Weiler

President and Chief Executive Officer
Phase Forward Incorporated
880 Winter Street
Waltham, Massachusetts 02451
(888) 703-1122
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

William J. Schnoor, Jr., Esq. John M. Mutkoski, Esq. Testa, Hurwitz & Thibeault, LLP 125 High Street Boston, Massachusetts 02110 (617) 248-7000	D. Ari Buchler, Esq. Vice President, General Counsel and Secretary Phase Forward Incorporated 880 Winter Street Waltham, Massachusetts 02451 (888) 703-1122	Louis A. Goodman, Esq. Skadden, Arps, Slate, Meagher & Flom LLP One Beacon Street Boston, Massachusetts 02108 (617) 573-4800

  Approximate date of commencement of proposed sale to public: As soon as practicable after this registration statement becomes effective.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:    ☐

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ 333-113594

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price Per	Aggregate	Registration
Securities to be Registered	Registered	Share	Offering Price(1)	Fee(2)

Common Stock, $0.01 par value per share	287,500	$7.50	$2,156,250	$273.20

(1)	This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-113594) (the “Prior Registration Statement”). In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the proposed maximum aggregate offering price of the securities eligible to be sold under the Prior Registration Statement ($37,500,000), or $7,500,000, is registered hereby.

(2)	The Registrant certifies to the Securities and Exchange Commission (the “Commission”) that is has instructed its bank to pay to the Commission the filing fee of $273.20 for the additional securities being registered hereby by wire transfer as soon as practicable (but in any event no later than the close of business on July 15, 2004); that it will not revoke such instructions; that is has sufficient funds in the relevant account to cover the amount of the filing fee; and that it undertakes to confirm receipt of such instructions by the bank on July 15, 2004.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   This Registration Statement on Form S-1 is being filed with respect to the registration of additional shares of common stock, par value $.01 per share, of Phase Forward Incorporated, a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

   The Registrant hereby incorporates by reference into this Registration Statement on Form S-1 in its entirety the Registration Statement on Form S-1, as amended (Registration No. 333-113594), declared effective by the Securities and Exchange Commission on July 13, 2004, including any post-effective amendments thereto and each of the documents filed by the Registrant and incorporated or deemed to be incorporated by reference therein and all exhibits thereto. The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts on July 15, 2004.

PHASE FORWARD INCORPORATED

By:	/s/ ROBERT K. WEILER

Robert K. Weiler
President and Chief Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below:

Signature		Title	Date

/s/ ROBERT K. WEILER Robert K. Weiler		President, Chief Executive Officer and Director (Principal Executive Officer)	July 15, 2004

/s/ JOHN J. SCHICKLING John J. Schickling		Executive Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)	July 15, 2004

* Paul A. Bleicher, M.D., Ph.D		Chairman of the Board	July 15, 2004

* Axel Bichara		Director	July 15, 2004

* Franklyn A. Caine		Director	July 15, 2004

* James I. Cash, Jr., Ph.D		Director	July 15, 2004

* Richard A. D’Amore		Director	July 15, 2004

* Peter Barton Hutt		Director	July 15, 2004

*By:	/s/ JOHN J. SCHICKLING John J. Schickling Attorney-in-fact

II-4

EXHIBIT INDEX

Exhibit
No.	Description

5.1	Legal Opinion of Testa, Hurwitz & Thibeault, LLP.
23.1	Consent of Testa, Hurwitz & Thibeault, LLP (contained in Exhibit 5.1).
23.2	Consent of Ernst & Young LLP.